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State Intellectual Property Office of the People's Republic of China

Zip Code: 201206 No58 Lane 4705,S North Yang Gao Rd. hanghai Pudong New Area R&CD Department, Wanxing Bio-Pharmaceuticals Xuedong Huang Application No. 200610027754.1	Date Issued: June 19, 2006

Accepting Notice for the Patent Application

Per the term 28 in the Law of Patent of PRC and the No39, 40 provisions in the executive regulations, the State Intellectual Property of the People's Republic of China decided to accept the patent application submitted by the applicants. The Application No and the Date Filed have been confirmed as follow:

Application No. 200610027754.1
Date Filed: June 19, 2006
Applicants: Shanghai Wanxing Bio-Pharmaceuticals
Invention Name: The production of Recombinant Human Type I-Kallikrein by Pichia Pastorus

State Intellectual Property Office of the People's Republic of China
Examinant: Yan Li